Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated October 1, 2025, relating to the financial statement of TCG Stategic Income Fund, as of September 17, 2025 and to the references to our firm under the heading “Independent Registered Public Accounting Firm” in the Prospectus and Statement of Additional Information.

Cohen & Company, Ltd.

Philadelphia, Pennsylvania

December 5, 2025